Exhibit 10.52

Dated___June 2025

Amendment to Share purchase agreement

amongst

DANI ALYAMOUR

DAVID COOK

PAUL DAVID SEBRIGHT

NISHANT JOHN FARIA

OSAMA MUNIR RAGHEB ALKALOTI

KGM HOLDINGS LIMITED

WEST IRELAND INVESTMENT LIMITED

TRILIV HOLDINGS LIMITED

DUPLAYS HOLDINGS LIMITED

and

LOTTERY.COM INC.

CONTENTS

CLAUSE

1.	Interpretation	3
2.	Sale and purchase	5
3.	Purchase Price	5
4.	Closings	6
5.	Warranties	6
6.	Limitations on claims	6
7.	Confidentiality and announcements	7
8.	Further assurance	7
9.	Assignment	7
10.	Entire agreement	7
11.	Costs and set-off	7
12.	Default interest	7
13.	Variation and waiver	7
14.	Notices	8
15.	Severance	8
16.	Third party rights	8
17.	Governing law and jurisdiction	8

SCHEDULE

SCHEDULE 1	PARTICULARS OF THE COMPANY	10

SCHEDULE 2	SHAREHOLDINGS AND SALE SHARES	11

SCHEDULE 3	SELLER’S CLOSING OBLIGATIONS	12

Part 1: Closing		12

1.	Documents to be delivered at Closing	12
2.	Closing board meeting	12

SCHEDULE 4	WARRANTIES	13

1.	Power to sell the Sale Shares	13
2.	Shares in the Company	13
3.	Constitutional and corporate documents	13
4.	Information	13
5.	Compliance and consents	13
6.	Effect of sale of the Sale Shares	13
7.	No Insolvency	13

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT (the “Amendment”) is dated Mm June 2025

PARTIES

(1)	DANI ALYAMOUR, a Canadian national with passport number HP123618 and whose residential address is at 107 Burj Khalifa, 500161, Dubai, UAE;

(2)	DAVID COOK, a British national with passport number 138948587 and whose residential address is at Masakin Al Furjan, Block B 101, Al Furjan, Dubai, UAE;

(3)	PAUL DAVID SEBRIGHT, a British national with passport number 124326446 and whose residential address is Glencruitten House, Oban, Scotland, PA34 4QB;

(4)	NISHANT JOHN FARIA, a Canadian national with passport number AS2004407 and whose residential address is at Apt 402, Tower 6, Burj Residences, Downtown Dubai, Dubai, UAE;

(5)	OSAMA MUNIR RAGHEB ALKALOTI, a Jordanian national with passport number 9771000767 and whose residential address is at Villa 367, Plot No. 3, Um Al Sheif, Dubai, UAE;

(6)	KGM HOLDINGS LIMITED, a limited liability company incorporated in Ras Al Khaimah International Corporate Centre with registered number ICC20230926 and having its registered address at c/o Creative Zone FZ LLC 19th Floor, Fujairah - Creative Tower, Fujairah, P.O. Box 27363, United Arab Emirates;

(7)	WEST IRELAND INVESTMENT LIMITED, a freezone offshore company incorporated in Jebel Ali Free Zone with registered number 197344 and having its registered address at Suite 1901, Level 19, Boulevard Plaza Tower 1, Sheikh Mohammed Bin Rashid Boulevard, Downtown Dubai, Dubai, UAE;

(8)	TRILIV HOLDINGS LIMITED, a private limited company incorporated and registered in theADGM with company number 000004370 whose registered office is at Cloud Suite 313 - D05 & D06, 11th, Al Sarab Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates,

(9)	DUPLAYS HOLDINGS LIMITED, a private limited company incorporated and registered in the ADGM with company number 000004370 whose registered office is at DD-15-134-004-007, Level 15, Wework Hub71, Al Khatem Tower, Al Maryah Island, Abu Dhabi, United Arab Emirates;

(together the Sellers); and

(10)	LOTTERY.COM INC., a Delaware corporation and having its registered address at 5049 Edwards Ranch Rd., 4th Floor, Fort Worth, Texas 76109 or Assignees, as defined by clause 9.2; (jointly or severally, the Buyer), each a Party, and together, the Parties.

BACKGROUND

The Sellers have agreed to sell and the Buyer has agreed to buy the Sale Shares subject to the terms and conditions of this Amendment.

Agreed terms

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause apply in this Amendment.

ADGM: Abu Dhabi Global Market.

AED: United Arab Emirate Dirham, the lawful currency of the UAE.

Business: the business carried on by the Company and the Subsidiary, namely the provision of coworking space and serviced offices to, and incubation activities for the benefit of, sports-related business customers in the UAE.

Business Day: a day other than a Saturday, Sunday or public holiday in the UAE when banks are open for non-automated business.

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Claim: a claim for breach of any of the Warranties.

Closing: the completion of the sale and purchase of the Closing Shares in accordance with this Amendment..

Closing Consideration: has the meaning given in clause 3.1.

Closing Date: has the meaning given in clause 4.1.

Closing Shares: the Sale Shares set out in column 3 of the table at Schedule 2.

Commission: has the meaning given in clause 3.3.

Company: Nook Holdings Limited, a private limited company incorporated and registered in the ADGM with company number 000001429 whose registered office is at DD-15-134-004-007, Level 15, Wework Hub71, Al Khatem Tower, Al Maryah Island, Al Maryah Island, Abu Dhabi, United Arab Emirates, further details of which are set out in Schedule 1.

Control:

(a)	owning or controlling (directly or indirectly) more than 50% of the voting share capital of the relevant undertaking;

(b)	being able to direct the casting of more than 50% of the votes exercisable at general meetings of the relevant undertaking on all, or substantially all, matters;

(c)	having the right to appoint or remove directors of the relevant undertaking holding a majority of the voting rights at meetings of the board on all, or substantially all, matters; or

(d)	having the power to determine the conduct of business affairs of an undertaking (whether through ownership of equity interest or partnership or other ownership interests, by contract or otherwise),

and Controlled and Controlling shall have a corresponding meaning;

Deposit: has the meaning given in clause 3.1.

Encumbrance: any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement.

Group:

(a)	in respect of any person, any other person directly or indirectly Controlled by, or Controlling of, or under common Control with, that person; and

(b)	in respect of any individual, any Relative of that individual.

Option Shares: 1,000,000 ordinary shares of USD0.0001 each in the Company, all of which have been issued and are fully paid and which are held by Duplays Holdings Limited, which are set out in Schedule 2.

Purchase Price: the purchase price for the Sale Shares, as set out in clause 3.1.

Relative: in relation to an individual:

(a)	the spouse, parent, son, daughter, brother or sister (whether by blood or adoption) of that individual; or

(b)	any person married to any of the persons specified in paragraph (a) of this definition;

Relevant Percentage: the percentage of Sale Shares held by each Seller as set out in column 4 of the table at Schedule 2.

Sale Shares: 8,500,000 preference shares and 500,000 ordinary shares of USD0.0001 each in the Company, all of which have been issued and are fully paid and which are held by the Sellers in the numbers shown in column 3 of the table at Schedule 2.

Sellers’ Bank Account: means the nominated account of the shareholder of the Company nominated by all the Sellers to receive the Closing Consideration and having the following details:

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Bank name:	Emirates NBD
Account name:	Nook Office DMCC
Currency:	USD
IBAN:	AE82 0260 0010 2550 5051 702

Subsidiary: Nook Office DMCC, a limited liability company incorporated under the laws of the Dubai Multi Commodities Centre with registration number DMCC107621 and having its registered address at OneJLT-02-02, One JLT, DMCC-EZ1-1AB, Jumeirah Lakes Towers, Dubai, UAE, and which is a wholly-owned subsidiary of the Company.

UAE: United Arab Emirates.

USD: United States Dollars, the lawful currency of the United States of America.

Warranties: the warranties set out in Schedule 4.

1.2	References to clauses and Schedules are to the clauses of and Schedules to this Amendment and references to paragraphs are to paragraphs of the relevant Schedule.

1.3	The Schedules form part of this Amendment and shall have effect as if set out in full in the body of this Amendment. Any reference to this Amendment includes the Schedules.

1.4	This Amendment shall be binding on and enure to the benefit of, the Parties to this Amendment and their respective successors and permitted assigns, and references to a Party shall include that Party’s successors and permitted assigns.

1.5	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.6	A reference to writing or written includes email (unless otherwise expressly provided in this Amendment).

1.7	A subsidiary is a corporate entity Controlled by another corporate entity and a wholly-owned subsidiary is a subsidiary which is owned 100 percent by the other corporate entity.

1.8	Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

1.9	References to a document in agreed form are to that document in the form agreed by the Parties and initialled by them or on their behalf for identification.

1.10	Unless otherwise provided, a reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force as at the date of this Amendment. A reference to a statute or statutory provision shall include all subordinate legislation made as at the date of this Amendment under that statute or statutory provision.

2.	SALE AND PURCHASE

2.1	The Sellers shall sell and the Buyer shall buy, with effect from Closing, the Sale Shares with full title guarantee, free from all Encumbrances and together with all rights attached or accruing to them on the terms and subject to the conditions of this Amendment.

2.2	The Sellers also grant to the Buyer an option to purchase all of the Option Shares on the terms set out in a call option agreement dated on or about the date thereof.

3.	PURCHASE PRICE

3.1	The Purchase Price is USD 2,459,016 (two million four hundred fifty nine thousand and sixteen of which USD 271,858 has already been paid as a non-refundable deposit (Deposit). The remainder of USD 2,187,158 (Closing Consideration) shall be paid by the Buyer in cash. on or before the Closing Date.

3.2	The Purchase Price shall be deemed to be reduced by the amount of any payment made to the Buyer in respect of any Claim.

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3.3	The Sellers have agreed pursuant to prior arrangements to pay to Duplays Holdings Limited and Dani Alyamour a commission of USD 122,951 being 5 per cent. of the total Purchase Price (the Commission) of which 2.5 per cent. is payable to Duplays Holdings Limited and 2.5 per cent. is payable to Dani Alyamour and, provided always that the Buyer shall under no circumstances have any liability to any person in respect of the Commission. The Commission will be payable by the Sellers from the proceeds of the Closing Consideration to such account as Duplays Holdings Limited and Dani Alyamour shall notify the other Sellers in respect of the Commission.

3.4	Each Seller shall be entitled to its Relevant Percentage of the Purchase Price (less the Commission).

4.	CLOSINGS

4.1	Closing shall take place on or before 30 June 2025 (the Original Closing Date) or such date as the Parties may agree in writing (the Closing Date) being no more than 2 weeks from the Original Closing Date at such place as the Parties agree.

4.2	Prior to Closing, the Parties shall confirm all documents set out in Part 1 of Schedule 3 are in agreed form.

4.3	On or prior to Closing, the Sellers shall confirm to the Buyers that all documents set out in Part 1 of Schedule 3 are available in signed but undated format.

4.4	Subject to the Sellers complying with clause 4.3, the Buyer shall pay the Closing Consideration to the Sellers’ Bank Account.

4.5	Payment of the Purchase Price made in accordance with clause 4.4. shall be a good and valid discharge of the Buyer’s obligation towards the Sellers to pay the Purchase Price.

4.6	Upon receipt of the Closing Consideration by the Sellers, the Sellers shall release all documents set out in Part 1 of Schedule 3.

5.	WARRANTIES AND UNDERTAKINGS

5.1	The Sellers warrant to the Buyer that each Warranty is, to the best of their knowledge, true, accurate and not misleading in any material respect.

5.2	Each of the Warranties is separate and, unless expressly provided otherwise, is not limited by reference to any other Warranty or any other provision in this Amendment.

5.3	The Sellers covenant with the Buyer:

(a)	not to sell, transfer, assign or create (or allow to exist) any Encumbrance on any Sale Share during the term ofthis Amendment; and

5.4	to hold all Sale Shares as encumbered in favour of the Buyer pending transfer to the Buyer on the terms of this Amendment,

provided that the obligations of the Sellers pursuant to this clause 5.3 shall:

(a)	cease to apply to the extent that the Sellers are no longer obliged to transfer shares to the Buyer, whether because of the termination or expiry of this Amendment, on default of the Buyer or otherwise; and

(b)	not include an obligation to create any kind of registered or registerable security over the Sale Shares.

6.	LIMITATIONS ON CLAIMS

6.1	The Sellers shall be jointly, but not severally, liable for any Claims.

6.2	The aggregate liability of the Sellers for all Claims shall not exceed an amount equal to the Purchase Price.

6.3	The Sellers shall not be liable for a Claim unless notice in writing of the Claim, summarising the nature of the Claim and, as far as is reasonably practicable, the amount claimed, has been given by or on behalf of the Buyer to the Sellers on or before the first anniversary of the Closing. Notwithstanding the foregoing, Buyer does not waive its right to assert any Claim(s) within the statute of limitations provided in the appropriate jurisdiction governing this Amendment.

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6.4	Nothing in this clause 6 applies to exclude or limit the Sellers’ liability to the extent that a Claim arises or is delayed as a result of dishonesty, fraud, wilful misconduct or wilful concealment by the Seller, its agents or advisers intended to deceive or induce the Buyer.

7.	CONFIDENTIALITY AND ANNOUNCEMENTS

7.1	Except to the extent required by law or any legal or regulatory authority of competent jurisdiction:

(a)	each Seller shall not (and shall procure that no member of its Group shall) at any time disclose to any person (other than its professional advisers) the terms of this Amendment or any trade secret or other confidential information relating to the Company, the Business or the Buyer, or make any use of such information other than to the extent necessary for the purpose of exercising or performing its rights and obligations under this Amendment; and

(b)	subject to clause 7.2, no Party shall make, or permit any person to make, any public announcement, communication or circular concerning this Amendment without the prior written consent of the other Parties.

7.2	The Buyer may, at any time after = Closing, announce its acquisition of the Sale Shares to any employees, clients, customers or suppliers of the Company or any other member of the Buyer’s Group.

7.3	Nothing in this Amendment shall prevent the Buyer from complying with any reporting, disclosure or press release obligations arising from the Buyer being listed on NASDAQ or any other regulatory obligations.

8.	FURTHER ASSURANCE

The Sellers shall (and shall use reasonable endeavours to procure that any relevant third Party shall) promptly execute and deliver such documents and perform such acts as the Buyer may reasonably require from time to time for the purpose of giving full effect to this Amendment.

9.	ASSIGNMENT

9.1	The Sellers may not assign, mortgage, charge, declare a trust of, or deal in any other manner with any or all of its rights and obligations under this Amendment without the prior written consent of the Buyer.

9.2	At any time, the Buyer at its sole discretion shall have the right to assign this Amendment, including any of its rights or obligations, in whole or in part, to any affiliated entities or third parties it deems necessary in the performance of this Amendment or in the operations of the Company (the Assignees), and no consent on the part of Seller shall be required for such assignment(s). Seller shall not be released from this Amendment by any such assignment(s).

10.	ENTIRE AGREEMENT

This Amendment constitutes the entire agreement between the Parties and supersedes and extinguishes all previous discussions, correspondence, negotiations, drafts, agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to their subject matter.

11.	COSTS AND SET-OFF

11.1	Each Party shall pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and implementation of this Amendment and the transaction contemplated by this Amendment.

11.2	The Parties shall be entitled to set-off any amount which is due by one Party to the other Parties under this Amendment against any amount owed to the first Party by the second Party.

12.	DEFAULT INTEREST

Any sums not paid when due pursuant to this Amendment shall accrue interest at the rate of two per cent. per calendar month or part thereof from the due date until the date of actual payment.

13.	VARIATION AND WAIVER

13.1	No variation of this Amendment shall be effective unless it is in writing and signed by the Parties (or their authorised representatives).

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13.2	No failure or delay by a Party to exercise any right or remedy provided under this Amendment or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy. A waiver of any right or remedy under this Amendment or by law is only effective if it is in writing.

13.3	Except as expressly provided in this Amendment, the rights and remedies provided under this Amendment are in addition to, and not exclusive of, any rights or remedies provided by law.

14.	NOTICES

14.1	Any notice or other communication (Notice) to be given under this Amendment must be given in English and in writing and may be delivered in person or sent by pre-paid international courier or email (to the extent details are set out below) to the relevant Party as follows:

to the Buyer:

Address:	Lottery.com Inc., 5049 Edwards Ranch Rd, Fort Worth, Texas 76109

Email:	matthew.mcgahan@lottery.com

with copy to (which shall not constitute Notice):	legal@lottery.com

to the Sellers:

Address:	Nook Holdings Limited, DD-15-134-004-007, Level 15, Wework Hub71, Al Khatem Tower, Al Maryah Island, Al Maryah Island, Abu Dhabi, United Arab Emirates

Email:	ravi@duplays.com

or at any such other address or email address as it may notify the other Parties under this clause 14.

14.2	Any Notice shall be effective upon receipt and shall be deemed to have been received:

(a)	if delivered in person, at the time of delivery;

(b)	if sent by pre-paid international courier, at 9.00am on the fifth Business Day after posting or at the time recorded by the delivery service; or

(c)	if sent by email, on the date a delivery receipt is received by the sender in respect of the Notice.

14.3	If any Notice is sent by email, a hard copy of such Notice shall be couriered to the recipient of the Notice immediately at the address set out in clause 14.1. No Notice in relation to the service of proceedings under clause 17 may be served by email.

15.	SEVERANCE

If any provision or part-provision of this Amendment is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this Amendment.

16.	THIRD PARTY RIGHTS

A person who is not a party to this Amendment shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Amendment.

17.	GOVERNING LAW AND JURISDICTION

17.1	This Amendment and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

17.2	Each Party irrevocably agrees that the courts of the ADGM shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Amendment or its subject matter or formation.

This Amendment has been entered into on the date stated at the beginning of it.

(The remainder of this page is intentionally left blank. Signature page follows.)

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SIGNATURES

/s/ Dani Alyamour
Dani Alyamour
Date: 6/9/2025

/s/ David Cook
David Cook
Date: 6/9/2025

/s/ Paul David Sebright
Paul David Sebright
Date: 6/9/2025

/s/ Nishant John Faria
Nishant John Faria
Date: 6/9/2025

/s/ Osama Munir Ragheb Alkaloti
Osama Munir Ragheb Alkaloti
Date: 6/9/2025

/s/ Ravi Bhusari
Ravi Bhusari for and on behalf of Duplays Holdings Limited
Date: 6/9/2025

/s/ Mahesh Gobind Dalamal
Mahesh Gobind Dalamal for and on behalf of KGM Holdings Limited
Date: 6/9/2025

/s/ Mahesh Gobind Dalamal
Steven Daniel Mayne for and on behalf of West Ireland Investment Limited
Date: 6/10/2025

/s/ Jigar Ramesh Sagar
Jigar Ramesh Sagar for an on behalf of Triliv Holdings Limited
Date: 6/9/2025

/s/ Matthew McGahan
Matthew McGahan for and on behalf of Lottery.com Inc.
Date: 6/9/2025

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Schedule 1 Particulars of the Company

Registered name:	Nook Holdings Limited

Registration number:	000001429

Place of incorporation:	ADGM

Registered office:	DD-15-134-004–007, Level 15, WeWork Hub71, Al Khatem Tower, Abu Dhabi Global Market Square, Al Maryah Island, Abu Dhabi, United Arab Emirates,

Issued share capital:	Amount: USD1,000 Divided into: 1,500,000 ordinary shares and 8,500,000 preference shares of USD0.0001 each

Directors and shadow directors:	Ravi Nagesh Bhusari Dani Alyamour David Cook Paul David Sebright Davinder Rao Vilhelm Nikolai Paus Hedberg Steven Daniel Mayne

Authorised signatories:	Ravi Nagesh Bhusari

Secretary:	None

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Schedule 2 Shareholdings and Sale Shares

1	2		3		4	5
	Number and class of shares held		Number of Sale Shares		Relevant	Purchase Price allocation in USD
Shareholder	Preference shares	Ordinary shares	Preference shares	Ordinary shares	Sale Percentage	(excluding Commission)
Duplays Holdings Limited	500,000	1,000,000	500,000	0	5	136,612
Dani Alyamour	500,000	500,000	500,000	500,000	10	273,224
David Cook	2,000,000	0	2,000,000	0	20	546,448
Paul David Sebright	1,500,000	0	1,500,000	0	15	409,836
Nishant John Faria	1,000,000	0	1,000,000	0	10	273,224
Osama Munir Ragheb Alkaloti	1,000,000	0	1,000,000	0	10	273,224
KGM Holdings Limited	910,000	0	910,000	0	9.1	248,634
West Ireland Investment Limited	910,000	0	910,000	0	9.1	248,634
Triliv Holdings	180,000	0	180,000	0	1.8	49,180
Totals	8,500,000	1,500,000	8,500,000	500,000	90.00%	2,459,016

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Schedule 3 Seller’s Closing obligations

Part 1: Closing

1.	Documents to be delivered at Closing

At Closing, the Sellers shall deliver to the Buyer:

(a)	transfers of the Closing Shares executed by the Sellers in favour of the Buyer;

(b)	the share certificates for the Sale Shares or an indemnity for any lost certificates;

(c)	resignations of all directors of the Company other than Ravi Bhusari and Davinder Rao;

(d)	where required, a written resolution of the board of the Company appointing at least three (3) Buyer’s representatives to the board of the Company and accepting the resignations of the resigning directors;

(e)	executed copies of all documents required by the Company’s registered agent to transfer the Closing Shares from the Sellers to the Buyer and removing the resigning directors from the board of the Company and authorised signatory positions of the Company and any person appointed by the Buyer;

(f)	any corporate credit card, debit card, and all other banking documents, credentials and instruments relating to the bank accounts of the Company and the Subsidiary;

(g)	signed minutes, in agreed form, of the board meeting held by the Company pursuant to paragraph 2 of this Schedule 3; and

(h)	a completed and signed copy of the Disclosure Letter provided by Buyer to Company.

2.	Closing board meeting

The Sellers shall cause a board meeting of the Company to be held at Closing at which the matters set out in this Amendment shall be resolved and approved.

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Schedule 4 Warranties

1.	Power to sell the Sale Shares

1.1	Each Seller has the requisite power and authority to enter into and perform this Amendment and the documents referred to in it (to which it is a party), and they constitute valid, legal and binding obligations on each Seller in accordance with their respective terms.

1.2	The execution and performance by the Sellers of this Amendment and the documents referred to in it will not breach or constitute a default under any Seller’s articles of association, or any agreement, instrument, order, judgment or other restriction which binds any Seller.

2.	Shares in the Company

2.1	The Sale Shares constitute 90 percent. of the allotted and issued share capital of the Company and are fully paid or credited as fully paid.

2.2	Each Seller is the sole legal and beneficial owner of the Sale Shares set against its name in column 3 of the table at Schedule 2 and is entitled to transfer the legal and beneficial title to such Sale Shares to the Buyer free from all Encumbrances, without the consent of any other person.

2.3	No person has any right to require at any time the transfer, creation, issue or allotment of any share, loan capital or other securities of the Company (or any rights or interest in them), and no person has agreed to confer or has claimed any such right.

2.4	No Encumbrance has been granted to any person or otherwise exists affecting the Sale Shares or any unissued shares, debentures or other unissued securities of the Company, and no commitment to create any such Encumbrance has been given, nor has any person claimed any such rights.

2.5	The Subsidiary is a wholly-owned subsidiary of the Company.

3.	Constitutional and corporate documents

So far as each Seller is aware, all deeds and documents belonging to the Company Group (or to which it is a party) are in the possession of the Company Group.

4.	Information

4.1	The particulars set out in Schedule 1 are true, accurate and complete.

4.2	All information (excluding information received by the Sellers from the Buyer) given by or on behalf of the Sellers to the Buyer (or its agents or advisers) in the course of the negotiations leading up to this Amendment, was when given, and is now, true, accurate and, so far as the Sellers are aware, complete.

5.	Compliance and consents

5.1	The Company Group has at all times conducted its business in accordance with, and has acted in compliance with, all applicable laws and regulations.

5.2	The Company Group holds all licences, consents, permits and authorities necessary to carry on the Business in the places and in the manner in which it is carried on at the Closing Date (Consents).

5.3	Each of the Consents is valid and subsisting, the Company Group is not in breach of the terms or conditions of the Consents (or any of them) and there is no reason why any of the Consents may be revoked or suspended (in whole or in part) or may not be renewed on the same terms.

6.	Effect of sale of the Sale Shares

The acquisition of the Sale Shares by the Buyer will not:

(a)	cause the Company Group to lose the benefit of any right, asset or privilege it presently enjoys; or

(b)	relieve any person of any obligation to the Company Group, or enable any person to determine any such obligation, or any right or benefit enjoyed by the Company Group, or to exercise any other right in respect of the Company Group.

7.	No Insolvency

No insolvency event has occurred in relation to any Seller.

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